Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-287685) of Costamare Bulkers Holdings Limited and in the related Prospectus of our report dated March 30, 2026, with respect to the combined carve-out financial statements of Costamare Bulkers Holdings Limited Predecessor included in this Annual Report (Form 20-F) of Costamare Bulkers Holdings Limited for the year ended December 31, 2025.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
March 30, 2026